UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)
October 16, 2008

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198
(State or other jurisdiction of incorporation)	(Commission File No.)

789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada   V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01	Other Events

Global Green Solutions Inc. (“GGRN”) developed two innovative biomass technologies:

Greensteam, an environmentally-friendly combustion system producing industrial steamand electrical power from waste biomass; and

Vertigro, a high yield algae growing system producing biofuel feedstock.

With the increasing threat of global warming and the growing worldwide demand for cleanalternative energy, GGRN is well positioned in the renewable energy market. However, marketeconomic conditions dictate that we cannot afford to continue to develop and commercialize both technologies. Therefore, we are restructuring GGRN to focus entirely on the Greensteam business.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibit No.	Document Description

	99.1	Company information document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16st day of October, 2008.

GLOBAL GREEN SOLUTIONS INC.

BY:	_”Arnold Hughes” ________________________
Arnold Hughes
Principal Financial Officer, Principal Accounting Officer and Treasurer

Global Green Solutions Repositions to Focus
 on Greensteam Renewable Energy Business

Global Green Solutions Inc. (GGRN) was formed in 2006 to develop and market ecotechnologies that produce sustainable renewable energy. The company developed two innovative biomass technologies: Greensteam, an environmentally-friendly combustion system producing industrial steam and electrical power from waste biomass; and Vertigro, a high yield algae growing system producing biofuel feedstock.

With the increasing threat of global warming and the growing worldwide demand for clean alternative energy, GGRN is well positioned in the renewable energy market. However, market economic conditions dictate that we cannot afford to continue to develop and commercialize both technologies. Therefore, we are restructuring GGRN to focus entirely on the Greensteam business.

Factors which led to this decision were:

•	We are seeing an immediate and growing opportunity for Greensteam.
•	Greensteam is a commercial stage technology.
•	We have signed and pending long-term steam supply contracts with blue chip industrial customers.
•	Greensteam projects generate revenue and cash flow 12-18 months after contracts are signed.
•	Vertigro will require significant additional R&D investment in the next several years.
•	Feedback indicates we get minimum investor recognition for synergy between Greensteam and Vertigro.

Greensteam Economics

Our innovative Greensteam business model aligns business benefits and value for the customer with secure, long-term revenues and excellent operating margins for GGRN. We can profitably sell steam for industrial processes and electrical power generation for up to 30% less than the cost of energy produced from natural gas and oil.

For example, a typical oil producer utilizing steam injection for oil recovery currently spends more than $500 million per year on natural gas to produce steam. Using Greensteam to replace 10% of the gas fired steam generation could save the oil producer $10 million per year in operating costs and generate $50 million per year of GGRN revenue and. A 10-year steam supply contract could generate $500 million revenues for GGRN.

Pulp and paper mill operations are another example. A mill uses large amounts of process steam and electrical power. By combusting forest felling and other mill wood waste for conversion to steam, Greensteam can replace fossil-fueled energy. A mill can become self-sufficient in steam and power generation or sell excess electricity while saving $2 million per year in operating costs. A 10-year steam sale contract could generate $100 million revenues for GGRN.

Superior Technology

Greensteam’s unique combustion and steam generation technology makes it ideal for generating renewable energy from a wide range of waste biomass. Greensteam is an ultra-low NOx emissions process and meets emissions permit standards in the most stringent air regulatory jurisdictions.

Contracts Reflect Strong Worldwide Interest

In May 2008, we signed a long term steam supply contract with Aera Energy LLC, one of California’s largest oil and gas producers. Following a pilot project to prove the operational benefits of the technology, GGRN will be installing 10 Greensteam units with the potential for additional units and steam supply agreements.

We also signed a letter of agreement with SAPPI Ltd., a $5 billion+ global pulp and paper company, and recently completed an engineering and economic feasibility study for one of their mills in Southern Africa.  As a result, we have a pending 10-year steam supply agreement with a plan to sign the contract before the end of 2008 for two Greensteam units. Additionally, Sappi has other mills under consideration for Greensteam renewable energy applications.

Project Funding Raised from Sale of Interest in VAT

A business analysis of Vertigro determined that creating a commercially successful algae-to-oil technology for biofuels will require significant additional R&D investment before commercialization is attainable. Global Green Solutions Inc. (GGRN) and Valcent Products Inc., equal owners of Vertigro Algae Technologies LLC (VAT), have been unable to individually secure the required funding. Additionally, Global Green stock price has not recognized the value of Greensteam and Vertigro in the same investment portfolio. Investors are unclear how to value the combination of GGRN’s 50% interest in VAT with its 100% ownership of Greensteam. Many investors completely discount either Greensteam or Vertigro depending on their particular investment interest.

Therefore, we decided to sell our 50% interest in Vertigro Algae Technologies to Valcent Products Inc. The sale will generate $5 million in cash, which will allow us to fund the early phases of the Aera Energy LLC project and the pending contract with SAPPI Ltd.  We will also receive five million shares of Valcent stock and retain our rights to use the future VAT technology when integrated with Greensteam or select power generation applications.

The Future is Bright

We are excited about the future of Greensteam as an economical and environmentally sustainable renewable energy solution. With Greensteam’s superior and competitive biomass technology and compelling customer value, we are well positioned for success.

Global Green Solutions Inc. www.globalgreensolutionsinc.com develops and implements ecotechnology solutions for renewable energy and reduction of greenhouse gas emissions. Global Green Solutions Inc. is a U.S. public traded company (GGRN:OTCBB, Cusip 37947A), with offices in San Diego, New York, Vancouver, Brussels, London and Johannesburg.